Exhibit 99.1

Quantum Computing Inc. Announces Agreement to Acquire Luminar Semiconductor, Inc. to Accelerate Technology Roadmap

HOBOKEN, NJ – December 15, 2025 – Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT), an innovative, quantum optics and integrated photonics technology company, today announced that it has signed an agreement (the “Stock Purchase Agreement”) to acquire Luminar Semiconductor, Inc. (“LSI”), a wholly owned subsidiary of Luminar Technologies, Inc. (“Luminar”) (Nasdaq: LAZR), in an all-cash transaction valued at $110 million (the “Transaction”), subject to customary adjustments. The acquisition will bring QCi a portfolio of core photonic technologies, patents, and a highly experienced team of engineers and scientists that will accelerate QCi’s roadmap while continuing to support and grow LSI’s established customer base.

LSI manufactures and sells a portfolio of photonic components that are important building blocks on QCi’s technology roadmap. The acquisition will bring LSI’s components, patents and talent into QCi, strengthening the Company’s supply chain, substantially increasing the engineering depth of its workforce, and accelerating the advancement of compact, fully- integrated quantum systems for commercial deployment.

Yuping Huang, CEO and Chairman of the Board of QCi commented, “This acquisition represents a meaningful step forward in our strategy to develop and scale practical, integrated quantum solutions. The post-closing revenue opportunity will be two-fold: to serve and expand LSI’s current non-quantum customer base; and to utilize LSI’s technology and products to drive the commercialization of quantum appliances in our targeted markets. LSI employees are a highly valued component of this deal and QCi will provide attractive career opportunities and competitive compensation to those that remain with the company.”

“We also believe LSI’s current customer base will benefit from QCi’s ownership,” Huang added. “We are in a strong position to invest immediately in LSI’s R&D, product development, and manufacturing capabilities. We believe this combination strengthens both organizations and positions us to accelerate our technology roadmap and put quantum technology into the hands of people.”

“LSI is a high-quality business with significant long-term potential, and this transaction with QCi provides the investment and strategic vision needed to realize that potential,” said Paul Ricci, CEO of Luminar. “By bringing together QCi’s and LSI’s complementary capabilities and engineering strengths, they will be able to bring innovations to market faster and better serve their customers across a broad set of advanced photonics and sensing applications.”

Concurrent with this announcement, LSI’s parent Luminar announced that it has initiated voluntary chapter 11 cases in the U.S. Bankruptcy Court for the Southern District of Texas. LSI is not a debtor in Luminar’s chapter 11 cases and is operating in the ordinary course. Because LSI is a subsidiary of Luminar, the transaction will require the approval of the bankruptcy court pursuant to a Section 363 sale process. QCi has agreed to be the proposed stalking horse bidder for LSI in connection with the bankruptcy cases and, in this capacity, will be entitled to customary bid protections. The parties anticipate closing the transaction subject to the satisfaction of customary closing conditions, including receipt of the bankruptcy court approval, which the parties expect to receive by the end of January 2026.

About Quantum Computing Inc.

Quantum Computing Inc. (Nasdaq: QUBT) is an innovative, quantum optics and integrated photonics technology company that provides accessible and affordable quantum machines and foundry services for the production of photonic chips based on thin-film lithium niobate. QCi’s products are designed to operate at room temperature and low power at an affordable cost. The Company’s portfolio of core technologies and products offer unique capabilities in the areas of high-performance computing, artificial intelligence, and cybersecurity, as well as remote sensing applications.

Company Contact:

Rosalyn Christian/John Nesbett

IMS Investor Relations

qci@imsinvestorrelations.com

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements and forecasts, generally identified by terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief, or current expectations of QCi and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the right of the Company or Luminar to terminate the Stock Purchase Agreement, the possibility that the Transaction is not completed or, if completed, that the anticipated benefits of the Transaction are not realized when expected or at all, including as a result of the imapct of, or problmes arising from, the integration of LSI, the possibility that the Transaction may be more expensive to complete than anticipated, diversion of management’s attention from ongoing business operations and opportunities, operating costs and busienss disruption following the Transaction, exposure to potential litigation, the integration of Luminar Semiconductor’s products and technologies with QCi, and the acceleration of QCi’s development roadmap, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, QCi undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.